Exhibit 99.1

GlobalSCAPE, Inc. Announces Financial Results for the Third Quarter 2018

Revenues Increase Nine Percent Over the Prior Year

Company Authorizes $5 Million Stock Repurchase Program

SAN ANTONIO — October 29, 2018 — GlobalSCAPE, Inc. (NYSE American: GSB), a worldwide leader in the secure movement and integration of data, today announced its financial results for the three months ended September 30, 2018.

Revenue for the third quarter of 2018 was $9.0 million, an increase of nine percent when compared with revenue of $8.2 million for the third quarter of 2017. The increase in revenue is attributable to continued demand for the Company’s flagship EFT platform product. Gross profit was $7.5 million, or eighty-three percent of total revenue, compared to $6.6 million, or eighty percent of total revenue in the same quarter a year ago.

Operating expenses for the third quarter decreased to $6.1 million, compared to $6.2 million in the same period a year ago.

For the third quarter of 2018, the Company’s net income was $998,000 compared with net income of $276,000 for the third quarter of 2017. Earnings per share was $0.05 for the third quarter of 2018 compared with $0.01 for the third quarter of 2017.

Adjusted EBITDA1 for the third quarter of 2018 was $1.5 million compared with $839,000 for the third quarter of 2017.

The Company had cash, cash equivalents and certificates of deposit of $11.2 million at September 30, 2018 compared to $27.4 million at December 31, 2017. The smaller cash balance is primarily due to the $17.3 million (including expenses) used to purchase 4,011,013 of the Company’s common shares in a modified Dutch auction tender offer. As a result of the buyback, the Company has 17,968,268 shares outstanding as of September 30, 2018.

Management Commentary from Matt Goulet, President and CEO of Globalscape

“In the third quarter, we continued to execute on our strategy to increase revenue, reduce operating expenses and deliver increased profitability. Revenue grew six percent compared to last quarter, while operating expenses declined five percent, excluding the one time severance charges related to our reduction in force. Our EFT product platform continues to evolve. With over two decades of experience in the managed file transfer space, Globalscape is uniquely positioned to develop product enhancements that strengthen customer relationships and win new business. We had some particulary large deals in the quarter and continue to expand our focus on enterprise customers.”

“The modified Dutch auction tender offer was a success with the Company buying back 18.2% of our shares outstanding. The Company continues to evaluate the most efficient use of its quarterly free cash flow and strong balance sheet.”

In October, Robert Alpert and Clark Webb were elected as directors to serve three year terms, with Mr. Alpert serving as chairman. Together with other board members and the management team, insider beneficial ownership is approximately 34%. We are aligned with long-term shareholders and dedicated to growing revenue and profitability.

1 Adjusted EBITDA is not a measure of financial performance under GAAP. It should not be considered as a substitute for net income presented on our consolidated statement of operations and comprehensive income. Adjusted EBITDA has limitations as an analytical tool when assessing our operating performance. Adjusted EBITDA should not be considered in isolation or without a simultaneous reading and consideration of our consolidated financial statements prepared in accordance with GAAP. See note regarding "Use of Non-GAAP Measures," below for further discussion of this non-GAAP measure and the reconciliation of this non-GAAP measure below.

The Company also announced that its Board of Directors has authorized a stock repurchase program. Under the program, the Company may purchase up to $5,000,000 of its outstanding common stock. Under the stock repurchase program, the Company intends to repurchase shares through authorized Rule 10b5-1 plans (which would permit the Company to repurchase shares when the Company might otherwise be precluded from doing so under insider trading laws), open market purchases, privately-negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended.

The Company anticipates filing during the fourth quarter a registration statement with the SEC to register for resale certain shares owned by 210/GSB Acquisition Partners, LLC (“210/GSB”), Robert Alpert, C. Clark Webb, Thomas W. Brown and David L. Mann. As of October 29, 2018, 210/GSB, Robert Alpert, C. Clark Webb, Thomas W. Brown and David L. Mann own an aggregate of 7,089,986 shares of common stock. Any sale of shares by such parties will also be required to be in compliance with all applicable Company policies and procedures. There can be no assurance as to the timing of any such registration statement and the forgoing does not constitute an offer for the sale of securities. Absent an available exemption from registration requirements, no resale of these shares will be made until a registration statement is declared effective by the SEC.

About Globalscape

GlobalSCAPE, Inc. (NYSE American: GSB) is a pioneer in securing and automating the movement and integration of data seamlessly in, around and outside your business, between applications, people and places, in and out of the cloud. GlobalSCAPE provides cloud services that automate your work, secure your data, and integrate your applications – while giving visibility to those who need it. GlobalSCAPE makes business flow brilliantly. Visit globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause the actual results of the operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the Company’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; legal, regulatory, political and economic risks in international markets; the results of our reduction in force; the discovery of additional information relevant to the internal investigation; the possibility that additional errors relevant to the recently completed restatement may be identified; pending litigation and other proceedings and the possibility of further legal proceedings adverse to the Company resulting from the restatement or related matters; the costs associated with the restatement and the investigation, pending litigation and other proceedings and possible future legal proceedings; reduction in our cash and cash equivalents as a result of the recently completed tender offer; and our decreased “public float” (the number of Shares owned by non-affiliate stockholders and available for trading in the securities markets) as a result of the tender offer and other share repurchases. More information on potential risks and other factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof.

Use of Non-GAAP Measures

The Company uses Adjusted EBITDA (Earnings Before Interest, Taxes, Total Other Income/Expense, Depreciation, Amortization, other than amortization of capitalized software development costs, and Share-Based Compensation Expense) to provide a view of income and expenses that is supplemental and secondary to the primary assessment of net income as presented in the consolidated statement of operations and comprehensive income.

Adjusted EBITDA is not a measure of financial performance under GAAP. It should not be considered as a substitute for net income presented on our condensed consolidated statement of operations and comprehensive income. Adjusted EBITDA has limitations as an analytical tool and when assessing our operating performance. Adjusted EBITDA should not be considered in isolation or without a simultaneous reading and consideration of our financial statements prepared in accordance with GAAP. A reconciliation of net income (loss) to Adjusted EBITDA is provided at the end of this release.

GlobalSCAPE Investor Relations Contact
ir@GlobalSCAPE.com

GlobalSCAPE Public Relations Contact
Zintel Public Relations
Matthew Zintel
matthew.zintel@zintelpr.com

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net Income	$998	$276	$656	$1,564
Add (subtract) items to determine Adjusted EBITDA:
Income tax expense	281	194	386	870
Interest (income) expense, net	93	(75)	(63)	(221)
Depreciation and amortization:
Total depreciation and amortization	522	547	1,641	1,604
Amortization of capitalized software development costs	(460)	(484)	(1,459)	(1,404)
Share-based compensation expense	110	381	972	1,053

Adjusted EBITDA	$1,544	$839	$2,133	$3,466